UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2016

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets
On September 29, 2015, PBF Holding Company LLC ("PBF Holding"), a subsidiary of PBF Energy Inc. ("PBF Energy" and collectively with its consolidated subsidiaries including PBF Holding, the "Company"), entered into a definitive Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company (together, the "Sellers"), to purchase the Torrance refinery, and related logistics assets (collectively, the "Torrance Acquisition").
The acquisition contemplated by the Sale and Purchase Agreement closed on July 1, 2016. Through the Torrance Acquisition, the Company acquired the 155,000 barrel per day Torrance Refinery with a Nelson Complexity Index of 14.9 and related logistics assets, from the Sellers. In addition to refining assets, the transaction includes a number of high-quality logistics assets including a sophisticated network of crude and products pipelines, product distribution terminals and refinery crude and product storage facilities. The most significant of the logistics assets is a 171-mile crude gathering and transportation system which delivers San Joaquin Valley crude oil directly from the field to the refinery. Additionally, included in the transaction are several pipelines which provide access to sources of crude oil including the Ports of Long Beach and Los Angeles, as well as clean product outlets with a direct pipeline supplying jet fuel to the Los Angeles airport. The refinery also has crude and product storage facilities with approximately 8.6 million barrels of shell capacity.
The purchase price for the assets was $537.5 million, plus estimated working capital of $460.9 million, which is subject to final valuation within ninety days of closing. The estimated working capital expenditures include existing feedstock, intermediate and finished product inventories as well as certain environmental credits. The Company expects the net working capital related to the Torrance Acquisition to ultimately be less than the working capital acquisition price as the pre-paid inventory and credits are cycled through its normal operations in the coming months. The Company financed the transaction with a combination of cash, including proceeds from its $350 million public equity offering in October of 2015, and borrowings under its existing revolving credit facility.
The Sale and Purchase Agreement is incorporated by reference as Exhibit 2.1 hereto.
Item 7.01.   Regulation FD Disclosure
On July 1, 2016, the Company issued a press release announcing the closing of the Torrance Acquisition. The press release related to this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.
Forward-Looking Statements
Statements contained in the exhibit to this report relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s expectations with respect to the acquisition; the Company’s post-acquisition plans, objectives, expectations and intentions with respect to future earnings and operations; and the Company's expectations regarding the final net working capital related to the Torrance Acquisition. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the Company's filings with the SEC. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01.   Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
Financial Statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.
(b) Pro Forma Financial Information
Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.
(d) Exhibits

Exhibit No.	Description

2.1
Sale and Purchase Agreement by and between PBF Holding Company LLC, ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company as of September 29, 2015 (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on October 1, 2015 (File No. 001-35764))

99.1	Press release dated July 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2016

PBF Energy Inc.
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel

Dated: July 5, 2016

PBF Holding Company LLC
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Sale and Purchase Agreement by and between PBF Holding Company LLC, ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company as of September 29, 2015 (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on October 1, 2015 (File No. 001-35764))

99.1	Press release dated July 1, 2016